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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Post-Effective Amendment No. 3 to Form S-1 (No. 333-64459) of our reports dated October 18, 1999, relating to the consolidated financial statements and financial statement schedule of Leap Wireless International, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





PricewaterhouseCoopers LLP

San Diego, California
November 30, 1999